EXHIBIT 8

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT, dated as of February 22, 2005 (this "AGREEMENT"), is made between Fischer Imaging Corporation, a Delaware corporation (the "COMPANY"), and ComVest Investment Partners II LLC, a Delaware limited liability company ("COMVEST").

                                    RECITALS

         WHEREAS, pursuant to a Note and Warrant Purchase Agreement, dated as of the date hereof, between the Company and ComVest (the "PURCHASE AGREEMENT"), the Company has agreed to issue to ComVest a warrant (the "WARRANT") to purchase up to 2,000,000 shares (the "SHARES") of common stock of the Company, $0.01 par value per share ("COMMON STOCK"), in accordance with the terms of the Purchase Agreement and the Warrant.

         WHEREAS, to induce ComVest to execute and deliver the Purchase Agreement, the Company has agreed to provide to ComVest and its permitted assigns certain registration rights under the Securities Act (as defined below), and applicable state securities laws.

         NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the Company and ComVest hereby agree as follows:

         1.       DEFINITIONS.

         As used in this Agreement, the following terms shall have the following meanings:

                  (a) "AGREEMENT" shall have the definition provided in the introductory paragraph.

                  (b) "BLACKOUT PERIOD" shall have the definition provided in
Section 2(a).

                  (c) "BUSINESS DAYS" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York or the City of Denver.

                  (d) "CLAIMS" shall have the definition provided in Section
8(a).

                  (e) "COMMON STOCK" shall have the definition provided in the Recitals.

                  (f) "COMPANY" shall have the definition provided in the introductory paragraph.

                  (g) "COMVEST" shall have the definition provided in the introductory paragraph.

                  (h) "COMVEST INDEMNIFIED PERSON" shall have the definition provided in Section 8(a).


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                  (i) "EFFECTIVE DATE" means the day that the Registration
Statement required to be filed under Section 2 is declared effective by the SEC.

                  (j) "FILING DATE" means the day that the Registration Statement required to be filed under Section 2 is filed with the SEC.

                  (k) "HOLDER" means a holder or holders of Registrable Securities.

                  (l) "OUTSIDE DATE" shall have the definition provided in
Section 2(a).

                  (m) "PIGGYBACK SALE" shall have the definition provided in
Section 3.

                  (n) "PURCHASE AGREEMENT" shall have the definition provided in the Recitals.

                  (o) "REGISTRATION DOCUMENTS" shall have the definition provided in Section 2(e).

                  (p) "REGISTRABLE SECURITIES" shall mean (i) the Shares and the shares of Common Stock or other securities issued or issuable to ComVest or its permitted transferee or designee (x) upon exercise of the Warrant, or (y) upon any distribution with respect to, any exchange for or any replacement of such Warrant, or (z) upon any conversion, exercise or exchange of any securities issued in connection with any such distribution, exchange or replacement; (ii) securities issued or issuable upon any stock split, stock dividend, recapitalization or similar event with respect to such shares of Common Stock; and (v) any other security issued as a dividend or other distribution with respect to, in exchange for, or in replacement of, the securities referred to in the preceding clauses.

                  (q) "REGISTRATION PERIOD" shall mean, with respect to a Registration Statement, the period of time from the effective date of such Registration Statement until such date as is the earlier of (i) the date on which all of the Registrable Securities covered by such Registration Statement shall have been sold or (ii) the date on which the Registrable Securities under such Registration Statement (in the opinion of counsel to ComVest and reasonably acceptable to legal counsel for the Company) may be immediately sold without restriction (including without limitation as to volume restrictions by each holder thereof) without registration under the Securities Act.

                  (r) "REGISTRATION STATEMENT" means a registration statement or registration statements of the Company filed under the Securities Act covering Registrable Securities.

                  (s) "RULE 144" shall have the definition provided in Section
8.

                  (t) "SEC" means the U.S. Securities and Exchange Commission, or any successor thereto.

                  (u) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  (v) "SHARES" shall have the definition provided in the Recitals.


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                  (w) "TRANSACTION DOCUMENTS" shall mean this Agreement, the
Purchase Agreement, the Notes (as defined in the Purchase Agreement) and the Warrant.

                  (x) "VIOLATIONS" shall have the definition provided in Section 8(a).

                  (y) "WARRANT" shall have the definition provided in the Recitals.

         Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

         2.       SHELF REGISTRATION.

                  (a) The Company shall prepare and file with the SEC, not later than four (4) months from the date of this Agreement, a Registration Statement or Registration Statements (as necessary) on a form that is appropriate under the Securities Act (and, if available, pursuant to Rule 415), covering the resale of all of the Registrable Securities, in an amount sufficient to cover the resale of the Shares and additional shares of Common Stock issuable pursuant to the anti-dilution provisions of the Warrant.

                  (b) The Company shall use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event not earlier than the date that is six months from the date of this Agreement but not later than the date that is eight (8) months after the date of this Agreement (the "OUTSIDE DATE").

                  (c) If (i) the Registration Statement is not declared effective by the Outside Date or (ii) the Registration Statement required to be filed by the Company pursuant to this Section shall cease to be available for use by ComVest as a selling stockholder (x) as provided under Section 2(f) hereof where such unavailability continues for a period in excess of five (5) days beyond the allowed time period or (y) for any other reason including, without limitation, by reason of a stop order, a material misstatement or omission in such Registration Statement or the information contained in such Registration Statement having become outdated and continues to be unavailable for a period in excess of ten (10) days, and ComVest is not in material breach of its obligations under this Agreement or any of the Transaction Documents, then the Company shall pay to ComVest a cash fee equal to $50,000 for each 30-day period or part thereof during which any of the events described in clauses (i) or (ii) above occurs and is continuing (the "BLACKOUT PERIOD"). Each such payment shall be due within five days of the end of each 30-day period of the Blackout Period until the termination of the Blackout Period and within five
(5) days after such termination. Such payments shall constitute ComVest's exclusive remedy for such events. The Blackout Period shall terminate upon the effectiveness of the Registration Statement in the case of clause (i) above and upon notice from the Company that the Registration Statement is again available in the case of clause (ii) above.

                  (d) The Company shall use its best efforts to keep each Registration Statement effective at all times during the applicable Registration Period.

                  (e) If any offering pursuant to a Registration Statement, pursuant to Section 2 hereof, involves an underwritten offering (which may only be with the consent of the Company),


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ComVest shall have the right to select legal counsel and an investment banker or bankers and manager or managers to administer to the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company.

                  (f) If the Registrable Securities are registered for resale under an effective Registration Statement, ComVest shall cease any distribution of such shares under such Registration Statement:

                           (i) for a period of up to six (6) months if (x) such
distribution would require the public disclosure of material non-public information concerning any transaction or negotiations involving the Company or any of its affiliates that, in the reasonable judgment of the Company's Board of Directors, would materially interfere with such transaction or negotiations or
(y) such distribution would otherwise require premature disclosure of information that, in the reasonable judgment of the Company's Board of Directors, would adversely affect or otherwise be detrimental to the Company; provided that the Company shall not invoke this clause (i) more than twice in any twelve (12) month period and only for an aggregate of six (6) months in any such twelve (12) month period; and

                           (ii) not more than once in any 12-month period, for
up to 30 days, upon the request of the Company if the Company proposes to file a registration statement under the Securities Act for the offering and sale of securities for its own account in an underwritten offering and the managing underwriter therefor shall advise the Company in writing that in its opinion the continued distribution of the Registrable Securities would adversely affect the offering of the securities proposed to be registered for the account of the Company.

The Company shall promptly notify ComVest at such time as (i) such transactions or negotiations have been otherwise publicly disclosed or terminated, or (ii) such non-public information has been publicly disclosed or counsel to the Company has determined that such disclosure is not required due to subsequent events.

                  (g) The Company shall permit ComVest's counsel to review such Registration Statement, and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof and any correspondence between the Company and the SEC relating to the Registration Statement) (collectively, the "REGISTRATION DOCUMENTS") a reasonable period of time prior to their filing with the SEC, and not file (or send) any Registration Documents in a form to which such counsel reasonably objects and will not request acceleration of such Registration Statement without prior notice to such counsel. The sections of such Registration Statement covering information with respect to ComVest, ComVest's beneficial ownership of securities of the Company or ComVest's intended method of disposition of Registrable Securities shall conform to the information provided to the Company by ComVest.

         3. PIGGYBACK SALES. At any time after the date that is six months from the date hereof, whenever the Company proposes to register any Common Stock under the Securities Act, either in a primary distribution by the Company or a secondary distribution by any of its security holders, the Company will give prompt written notice to ComVest of its intention to effect such a registration and will include in the offering all Registrable Securities with respect to which the Company has received a written request for inclusion in the registration within fifteen (15)


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

Business Days after receipt of the Company's notice (a "PIGGYBACK SALE"). Notwithstanding the foregoing, the Company may withdraw any registration statement referred to in this Section 3 without thereby incurring liability to ComVest.

         4.       RESTRICTIONS ON PIGGYBACK SALE RIGHTS.

                  (a) ComVest will not be entitled to effect a Piggyback Sale with respect to a registration statement (i) on Form S-4 or Form S-8 under the Securities Act (or any successor or replacement forms) or (ii) in connection with a registration the primary purpose of which is to register debt securities.

                  (b) If either: (i) the managing underwriter, in the case of an underwritten registration under which a Piggyback Sale is requested, advises the Company that in its opinion or (ii) in the case of a registration not being underwritten, for which a Piggyback Sale is requested, the Company reasonably and in good faith determines, that the number of securities proposed to be sold by the Company in such registration plus the number of shares subject to the Piggyback Sale request plus the securities of all other selling security holders to be included in such registration exceeds the number which can be effectively sold in such offering (the "MAXIMUM NUMBER OF SHARES"), the Company will include in such registration first the securities the Company proposes to register, second the Registrable Securities for which the Piggy Back Sale is requested and third the securities of the other selling security holders, up to the Maximum Number of Shares. The Company will not hereafter enter into any agreement which is inconsistent with the rights of priority provided for in this paragraph (b).

         5. OBLIGATIONS OF THE COMPANY. With respect to any registration of Registrable Securities required by Section 2 or Section 3, the Company will use its reasonable best efforts to effect the registration in accordance with the intended method of disposition thereof and in connection with the registration of the Registrable Securities, to use its reasonable best efforts to:

                  (a) Prepare and file with the SEC a Registration Statement for such Registrable Securities and such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectuses used in connection with the Registration Statement, as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during the applicable Registration Period, to comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;

                  (b) Promptly furnish, after such Registration Statement is prepared, filed with the SEC, publicly disseminated and distributed and received by the Company, to ComVest and its legal counsel, a copy of any such Registration Statement, each preliminary prospectus, each final prospectus, and all amendments and supplements thereto and such other documents as ComVest may reasonably request in order to facilitate the disposition of its Registrable Securities;


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


                  (c) As soon as practicable for the Company and its counsel, but no later than two (2) Business Days after receipt thereof, furnish to ComVest and its counsel copies of all correspondence between the Company and the SEC with respect to any Registration Statement or amendment or supplement thereto filed pursuant to this Agreement;

                  (d) (i) Register and qualify the Registrable Securities covered by the Registration Statements under such other securities or blue sky laws, if applicable, of such United States' jurisdictions as ComVest may reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all relevant times during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all relevant times during the Registration Period and (iv) take all other actions necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection
(d) be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                  (e) List such securities on any national securities exchanges or quotation systems on which the Common Stock of the Company is then listed, and file any filings required by such securities exchanges or systems;

                  (f) Notify ComVest and (if requested by ComVest) confirm such advice in writing, (i) when or if the prospectus or any prospectus supplement or post-effective amendment has been filed with the SEC, and, with respect to any Registration Statement or any post-effective amendment, when the same has been declared effective by the SEC, (ii) of any request by the SEC for amendments or supplements to a Registration Statement or the prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (g) If (i) the matters contemplated by clause (iii) of paragraph (f) above occur, prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of such Registration Statement at the earliest possible time and (ii) any fact contemplated by clause (v) of paragraph
(f) above shall exist, promptly prepare a supplement or post-effective amendment to the Registration Statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchaser of the Registrable Securities, the prospectus will not contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading;


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                  (h) If the Company has consented to an underwritten offering and such offering is underwritten, at the request of ComVest, furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to ComVest, stating that such registration statement is effective under the Securities Act and that (A) to the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act and (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements or other financial data contained therein) and (ii) a letter dated such date from the Company's independent public accountants addressed to the underwriters and to ComVest, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five (5) Business Days prior to the date of such letter) with respect to such registration as such underwriters may reasonably request;

                  (i) Cooperate with ComVest to facilitate the timely preparation and delivery of certificates for the Registrable Securities offered and sold pursuant to the Registration Statement and to enable such certificates for the Registrable Securities to be issued in such denominations or amounts, as the case may be, as ComVest may reasonably request, and registered in such names as ComVest may request; and, within five (5) Business Days after receiving notice from ComVest or its representatives of a sale of Registrable Securities under the Registration Statement, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to ComVest) an appropriate instruction and opinion of such counsel, satisfactory to the Company, and ComVest and its legal counsel;

                  (j) Enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith:

                           (i) make such representations and warranties to
ComVest and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

                           (ii) to the extent requested and customary for the
relevant transaction, enter into a securities sales agreement with ComVest and such representative of ComVest as ComVest shall select relating to the Registration and providing for, among other things, the appointment of such representative as agent for ComVest for the purpose of soliciting purchases


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of Registrable Securities, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants; and

                           (iii) deliver such customary documents and
certificates as may be reasonably requested by ComVest whose Registrable Securities are being sold or by the managing underwriters, if any.

                  (k) In connection with any underwritten offering, make appropriate officers of the Company available to ComVest for meetings with prospective purchasers of the Registrable Securities and prepare and present to potential investors customary "road show" material in each case in accordance with the recommendations of the underwriters and in all respects in a manner consistent with other new issuances of securities in an offering of a similar size to such offering of the Registrable Securities.

         6. OBLIGATIONS OF COMVEST TO PROVIDE INFORMATION. In connection with the registration of the Registrable Securities, ComVest shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably requested in writing by the Company to effect the registration of such Registrable Securities, and ComVest shall execute any customary documents in connection with such registration as the Company and its legal counsel may reasonably request. At least ten (10) Business Days prior to the first anticipated filing date of the Registration Statement and any subsequent prospectus supplement or post-effective amendment, the Company shall notify ComVest in writing of the information the Company requires of ComVest to be included in the Registration Statement, prospectus supplement or post-effective amendment.

         7. EXPENSES OF REGISTRATION. The Company shall pay all expenses and fees incurred in connection with each registration pursuant to Sections 2 and 3 of this Agreement, excluding underwriters' discounts and commissions, but including without limitation all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "comfort" letters required by or incident to such performance and compliance), fees of the NASD or listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws, fees and disbursements of counsel for the Company, fees and expenses of the Company and the underwriters relating to "road show" investor presentations, except that ComVest shall bear and pay the (i) underwriting commissions and discounts applicable to securities offered for its account in connection with any registrations, filings and qualifications made pursuant to this Agreement and (ii) any fees and expenses incurred in respect of counsel or other advisors to ComVest.

         8. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

                  (a) The Company will indemnify and hold harmless ComVest, its investment advisor and sub-advisors, its officers, directors, members, partners and shareholders, and each person, if any, who controls ComVest within the meaning of the Securities Act or the Exchange Act (each, a "COMVEST INDEMNIFIED PERSON"), against any losses, claims, damages, liabilities or


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expenses (joint or several) incurred (collectively, "CLAIMS") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission to state therein any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state or foreign securities law or any rule or regulation under the Securities Act, the Exchange Act or any state or foreign securities law (the matters in foregoing clauses (i) through (iii) being, collectively, "VIOLATIONS"). The Company shall, subject to the provisions of Section 8(b) and 8(c) below, reimburse ComVest, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees for counsel to ComVest and other reasonable costs and expenses incurred by it in connection with the investigation or defense of any such violation or Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 8(a) shall not (i) apply to any Claim to the extent it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such Registration Statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in each case which is made reliance upon and conformity with information furnished in writing to the Company by or on behalf of any ComVest Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (ii) with respect to any preliminary prospectus, inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the final prospectus, as then amended or supplemented, if such final prospectus was timely made available by the Company pursuant to Section 5(b) hereof; (iii) be available to the extent that such Claim is based upon a failure of ComVest to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to
Section 5(b) hereof; or (iv) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of ComVest Indemnified Person and shall survive the transfer of the Registrable Securities by ComVest pursuant to Section 9.

                  (b) ComVest will indemnify the Company and its officers, directors and employees against any Claims arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with a Registration Statement, preliminary prospectus, final prospectus or amendments or supplements thereto to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged


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


omission was made in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of ComVest, expressly for use in connection with the preparation of the Registration Statement (including any modifications, amendments or supplements thereto), subject to such limitations and conditions as are applicable to the indemnification provided by the Company in this Section 8; provided, however, that in no event shall any indemnity by ComVest under this Section 8 exceed the amount of the net proceeds received by ComVest in connection with the offering effected through such Registration Statement.

                  (c) Promptly after receipt by an indemnified person under this
Section 8 of notice of the commencement of any action (including any governmental action), such indemnified person shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and to the extent that the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the indemnified person, provided, however, that an indemnified person shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the indemnified person and the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified person and any other party represented by such counsel in such proceeding. In such event, the Company shall pay for only one legal counsel for ComVest, and such legal counsel shall be selected by ComVest. The failure to deliver written notice to an indemnifying party within a reasonable time after the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified person under this Section 8, except to the extent that the indemnifying party is materially prejudiced in its ability to such action. The indemnification required by this Section 8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

                  (d) No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified person of an unconditional and irrevocable release from all liability in respect of such claim or litigation.

                  (e) Notwithstanding the foregoing, to the extent that any provisions relating to indemnification or contribution contained in the underwriting agreements entered into among the Company, the underwriters and ComVest in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in such underwriting agreements shall be controlling as to the Registrable Securities included in the public offering.

         9. CONTRIBUTION. To the extent any indemnification by an indemnifying party is prohibited or limited under applicable law, the indemnifying party agrees to contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified person on the other hand in connection


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


with the statements or omissions which resulted in such Claim, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified person shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact on which such Claim is based relates to information supplied by the indemnifying party or by the indemnified person, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the forgoing, (a) no contribution shall be made under circumstances where the payor would not have been liable for indemnification under the fault standards set forth in Section 8, (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net proceeds received by such seller from the sale of such Registrable Securities. The Company and ComVest agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section.

         10. REPORTS UNDER EXCHANGE ACT. With a view to making available to ComVest the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit ComVest to sell securities of the Company to the public without registration ("RULE 144"), the Company agrees to:

                           (i) make and keep public information available, as
those terms are understood and defined in Rule 144;

                           (ii) file with the SEC in a timely manner all reports
and other documents required of the Company under the Securities Act and the Exchange Act; and

                           (iii) furnish to ComVest so long as ComVest owns the
Shares or the Warrant such other information as may be reasonably requested to permit ComVest to sell such securities pursuant to Rule 144 without registration.

         11. ASSIGNMENT OF THE REGISTRATION RIGHTS. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by ComVest to any transferee of the Registrable Securities or the Warrant held by ComVest if:

                  (a) the Warrant or the Registrable Securities, as the case may be, are transferred or assigned in accordance with the requirements of Section 5.1(b) of the Purchase Agreement; (b) ComVest agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (c) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee; (d) at or before the time the Company receives the written notice contemplated by clause; and (e) of this sentence, the transferee or assignee agrees in writing to be bound by all of the provisions contained herein.

         12. AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and ComVest. Any amendment or waiver affected in accordance with this Section 12 shall be binding upon ComVest and the Company.

         13. TERMINATION OF REGISTRATION RIGHTS. The obligations of the Company under this Agreement shall terminate on the earlier of (a) the sale of the Registrable Securities pursuant to an effective registration statement or otherwise and (b) with respect to ComVest, if ComVest is eligible to sell under Rule 144(k) under the Securities Act.

         14. MISCELLANEOUS.

                  (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities or the Warrant convertible into such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities or Warrant.

                  (b) Any notice which is required to be given by this Agreement must be in writing, and shall be given or served, unless otherwise expressly provided herein, by depositing the same in the United States Mail, postpaid and certified and addressed to the party to be notified, with return receipt requested, or by delivering the same by courier or in person to such party (or, if the party or parties to be notified be incorporated, to an officer of such party). Notice deposited in the mail, postpaid and certified with return receipt requested, shall be deemed received and effective upon the deposit in a proper United States depository. Notice given in any other manner shall be effective only if and when received by the party to be notified. For the purposes of notice, the addresses of the parties for the receipt of notice hereunder are:

        COMPANY:                      Fischer Imaging Corporation
                                      12300 N.  Grant Street
                                      Denver, Colorado 80241
                                      Attention: Harris Ravine
                                      Tel.: (303) 450-4370
                                      Fax: (303) 252-4256

                                      With copies to:

                                      Ronald R.  Levine, II
                                      Davis Graham & Stubbs LLP
                                     1550 Seventeenth Street, Suite 500
                                      Tel.: 303-892-7514
                                      Fax: 303-892-7400

        ComVest:                      ComVest Investment Partners II LLC
                                      One North Clematis, Suite 300
                                      West Palm Beach, Florida 33401
                                      Attention: Carl Kleidman
                                      Telephone: (561) 868-6070
                                      e-mail: carlk@comvest.com

        with a copy to:               Greenberg Traurig, LLP
                                      200 Park Avenue
                                      New York, New York 10166
                                      Attention: Alan Annex and
                                                 Kenneth A.  Gerasimovich
                                      Telephone: (212) 801-9200
                                      Facsimile: (212) 801-6400

Any party shall have the right from time to time, and at any time, to change its address for the receipt of notice by giving at least five (5) days' prior written notice of the change of its address to the other parties in the manner specified herein.

                  (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  (d) This Agreement shall be governed by and construed and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions. Each of the parties submits to the jurisdiction of the federal courts whose district encompass the Borough of Manhattan, City of New York or the state courts of the State of New York sitting in the Borough of Manhattan, City of New York in connection with any dispute arising under this Agreement or any of the transactions contemplated hereby, and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions

                  (e) This Agreement, together with the other Transaction Documents, supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof, including the Term Sheet dated as of December 29, 2004.

                  (f) Subject to the requirements of Section 11 hereof, this Agreement shall inure for the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                  (g) This Agreement may be signed in two or more counterparts (and by facsimile), each of which shall be deemed an original.

                  (h) The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

                  (i) If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or unenforceability of this Agreement in any other jurisdiction.

                  (j) The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to ComVest by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that ComVest shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure any breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the necessity of showing economic loss and without any bond or other security being required.

                  (k) Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby and thereby. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other hereto have been induced to enter into this Agreement and the transactions contemplated hereby and thereby, as applicable, by, among other things, the mutual waivers and certifications in this Paragraph (k).

         IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by the undersigned as of the date set forth above.

                                FISCHER IMAGING CORPORATION


                                ------------------------------------------------
                                Name:      Harris Ravine
                                Title:     President and Chief Executive Officer


                                COMVEST INVESTMENT PARTNERS II LLC


                                ------------------------------------------------
                                Name:
                                Title:


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